UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2015

FIRST COMMUNITY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-19297	55-0694814
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 989 Bluefield, Virginia	24605-0989
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (276) 326-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2015, First Community Bancshares, Inc. (the “Company”) entered into employment agreements with its named executive officers to continue in their current positions with the Company and First Community Bank, its wholly-owned banking subsidiary (the “Bank”). The following summary description is qualified in its entirety by reference to the employment agreements attached to this Form 8-K as Exhibits 10.1 through 10.5, which are incorporated herein by reference. The employment agreements supersede all existing employment agreements between the Company and the executives.

The agreements are effective January 1, 2015, and have initial three-year terms that extend through December 31, 2017. The agreements automatically renew annually. The agreements provide that each officer’s base salary will be reviewed annually, and they will be entitled to participate in such cash and equity incentive plans as the Company may determine.

Each executive’s employment will terminate automatically upon death. Otherwise, the Company may terminate an executive’s employment for Cause, without Cause, or Disability. An executive may voluntarily terminate his employment or may terminate his employment for Good Reason.

If the Company terminates an executive’s employment without Cause, or if the executive terminates his employment for Good Reason, the Company will continue to pay the executive’s base salary and provide health and welfare benefits for the remainder of the term of the agreement.

If, in connection with a Change of Control the Company terminates an executive’s employment without Cause, or if the executive terminates his employment for Good Reason, the Company will continue to pay the executive’s base salary and provide health and welfare benefits for a period of thirty-six months.

Each agreement provides that the severance payments and benefits to which the executive may be entitled in connection with a Change of Control will be reduced to the amount that does not trigger the golden parachute excise tax under Section 4999 of the Internal Revenue Code.

Each agreement contemplates certain Loyalty Obligations and certain Non-Competition and Non-Solicitation restrictions that are effective during the term of employment and remain for certain time periods after termination.

Additionally, the Company entered into employment agreements with Jason R. Belcher – Chief Risk Officer, Milton H. Campbell – Regional President, William C. Hopkins – Regional President, Jeffrey D. Noble – Chief Credit Officer, and Robert L. Schumacher – General Counsel. Those agreements are identical to the agreements discussed above, except for the executive’s name, position, and base salary.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibit is included with this report:

Exhibit No.	Exhibit Description

10.1	Employment Agreement between First Community Bancshares, Inc. and William P. Stafford, II.
10.2	Employment Agreement between First Community Bancshares, Inc. and Gary R. Mills.
10.3	Employment Agreement between First Community Bancshares, Inc. and David D. Brown.
10.4	Employment Agreement between First Community Bancshares, Inc. and Martyn A. Pell.
10.5	Employment Agreement between First Community Bancshares, Inc. and E. Stephen Lilly.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST COMMUNITY BANCSHARES, INC.

Date:	April 16, 2015	By:	/s/ David D. Brown
David D. Brown
Chief Financial Officer